Exhibit 99.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (this “Agreement”) is hereby entered into by and between Dr. Ray R. Irani (“Dr. Irani”) and Occidental Petroleum Corporation (together with its successors and assigns, the “Company”).  Dr. Irani and the Company are referred to herein collectively as the “Parties” and individually as a “Party”).

Recitals

A.                                    Dr. Irani has been employed by the Company for many years, most recently pursuant to an Employment Agreement dated as of October 9, 2008 (the “Employment Agreement”).

B.                                    The Parties have determined that it is in their mutual best interests that Dr. Irani’s employment with the Company and each of its direct and indirect subsidiaries, affiliates and divisions (collectively, “Related Entities”) shall end at the Separation Time, and that the Parties shall fully and finally resolve all disputes and other matters between them, on the terms and conditions set forth in this Agreement.

Agreement

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Effective Date.  This Agreement shall be effective on the eighth calendar day after it has been executed and delivered by both of the Parties (the “Effective Date”), provided that Dr. Irani has not then timely revoked this Agreement in accordance with Section 14(c), below.

2.                                      Separation.  Dr. Irani’s employment with the Company and its Related Entities shall end, and his separation from the Company and its Related Entities shall be effective, at 11:59 p.m. on December 31, 2013 (the “Separation Time”).

3.                                      Continuation of Benefits After the Separation Time.  Except as expressly provided in this Agreement, Dr. Irani will no longer be eligible after the Separation Time to accrue any benefits under any retirement or welfare benefit plans provided by the Company or any of its Related Entities.

(a)                                 Retirement Benefits.  Dr. Irani shall be timely paid all amounts due to him under the Company’s qualified and non-qualified retirement plans and deferred compensation plans, as provided in, and under, those plans.  These amounts are wholly non-forfeitable.  Dr. Irani has been provided under separate cover with a list of the plans in which he participates, estimates of the amounts to be paid out under each such plan, and the approximate dates on which payouts are to be made.

(b)                                 Post-Separation Perquisites.  The Parties agree that all perquisites under Dr. Irani’s Employment Agreement shall terminate at the Separation Time, except as specifically provided in this Agreement.

(i)                                    Following the Separation Time, the Company shall provide to Dr. Irani, or shall pay for, (A) personal tax, accounting, financial planning and estate administration benefits and services, and (B) security benefits and services, no less extensive than the corresponding services and benefits provided prior to the Separation Time; provided, however, that in no event shall such services and benefits include any reimbursement by the Company to Dr. Irani of income taxes on imputed income (if any) relating to such benefits and services or to cash reimbursement for such benefits or services.  The benefits and services described in clause (A) shall be provided for the remainder of Dr. Irani’s life and thereafter through the earlier of the completion of the administration of Dr. Irani’s estate and the end of the third calendar year following the calendar year of Dr. Irani’s death.  The benefits and services described in clause (B), and in Section 3(b)(ii)(z) below, shall be provided for the remainder of Dr. Irani’s life.

(ii)                                The Company’s obligation to provide the services and benefits described in Section 3(b)(i) above shall be fully satisfied by: (x) the Company reimbursing Dr. Irani (or his designee) for the cost of any benefits and services described in Section 3(b)(i)(A) up to a maximum amount of $430,000 per calendar year (such amount to be increased effective as of each January 1 — beginning as of January 1, 2016 — by a percentage equal to the percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) for Los Angeles, Riverside, Orange County over the most recent 12 month period for which the Bureau of Labor Statistics has published statistics (the “CPI-U Percentage”); (y) the Company reimbursing Dr. Irani (or his designee) for the cost of any benefits and services described in Section 3(b)(i)(B) (other than the benefits and services also described in Section 3(b)(ii)(z)) up to a maximum amount of $470,000 per calendar year (such amount to be increased effective as of each January 1 — beginning as of January 1, 2016 — by the CPI-U Percentage; provided that, in the event that any provider of services or benefits under this clause (y) refunds amounts previously paid for such services or benefits and reimbursed by the Company, the Company shall be entitled to the benefit of any such refund; and (z) in addition to the benefits and services described in clause (y), and not subject to maximum reimbursement cap described in clause (y), providing Dr. Irani the use of a travel security professional, as well as reimbursement to Dr. Irani (or his designee) for travel expenses incurred by such travel security professional up to a maximum of $50,000 in out-of-pocket expenses per calendar year.  The travel security professional shall be Dr. Irani’s current travel security professional, as long as he is available on terms that are mutually agreeable to him and the Company, and thereafter shall be a travel security professional approved by Dr. Irani (such approval not to be unreasonably withheld or delayed) and provided either from the Company’s security staff or through an outside provider, at the Company’s election, but with Dr. Irani (or his designee) responsible for any increase in annualized cost to the Company beyond the cost to the Company of providing the services of Dr. Irani’s current security professional during the last 12 months of his services.  The Company shall have no further or independent obligation to provide the benefits and services described in Section 3(b)(i) above, other than as set forth in this Section 3(b)(ii) and in Section 3(b)(iii), and all arrangements described in Section 3(b)(i) above, other than those also described in Section 3(b)(ii)(z), shall be entirely between Dr. Irani (or his designee) and the providers of those services.

(iii)                            Promptly upon receipt by the Company of invoices marked “paid” by the service provider for the cost of benefits and services described in Section 3(b)(i) and Section 3(b)(ii)(z), but subject to the provisions of Section 8 of this Agreement, the Company shall reimburse Dr. Irani (or his designee) for any and all costs incurred by him (or his designee) up to the applicable annual dollar limits provided in Section 3(b)(ii).  (For example, once the CPI adjustment comes into effect for security services, Dr. Irani (or his designee) will be entitled, subject to the other provisions of this Section 3(b)(iii), to use the CPI adjustment to pay for any security services that he chooses.)  Any (A) costs in excess of the annual dollar limits set forth in Section 3(b)(ii)(z) for the benefits and services described in Section 3(b)(i) and 3(b)(ii)(z), and (B) costs incurred for benefits and services that are not included within the scope of the benefits and services described in Section 3(b)(i) and 3(b)(ii), shall be for the account of Dr. Irani (or his designee), and the Company shall not be required to reimburse any such amounts.

(iv)                             Transition Assistance.  As part of the Parties’ efforts to settle a bona-fide dispute over Dr. Irani’s rights to certain benefits, the following shall apply.  Dr. Irani may remain in his current office at the Company, with use of his current two assistants (provided, however, that if he hires his own new assistant, there will be a four-week transition period and, if he has retained such new assistant, after that time he will release one of the two company assistants), until his new office space is available for occupancy, which is expected to be on or before March 31, 2014, but no later than April 30, 2014. The Company will assist Dr. Irani in retaining all of his current phone numbers (cell, office and fax) both before and after he moves into his new office space.  He will be entitled to take with him any item of furniture that is currently in his office at the Company.  He has purchased, or is purchasing, from the Company the automobile that he currently uses and certain pieces of furniture.  He will be entitled to use the parking space located at the Company’s office that is currently reserved for him for the remainder of his life so long as the Company (i) owns the parking space, or (ii) using reasonable efforts at no incremental monetary cost, has been able to retain use of the parking space.  The Company will supply Dr. Irani with full IT set-up and support for the services he currently utilizes at his home and office (either provided by the Company staff or a third party, at the Company’s election) for the remainder of his life; provided, that Dr. Irani will be responsible for all costs incurred by the Company related to the provision of such IT services, and the Company will invoice Dr. Irani for such costs.  Subject to availability as determined by the Company, and upon reasonable notice, Dr. Irani shall be entitled to use the Company seats at the Staples Center, the Kennedy Center, and their successors, for the remainder of his life, so long as he pays the fair market value of any tickets used.

(c)                                  Excess Liability Insurance.  The Company shall continue to provide Dr. Irani excess liability insurance coverage, for the remainder of Dr. Irani’s life and at no cost to Dr. Irani other than with respect to taxes on imputed income (if any), that provides coverage of at least $10 million and is no less favorable to Dr. Irani in any respect than the coverage then provided to senior executives.  A copy of the policy under which such coverage is currently being provided has been delivered to Dr. Irani under separate cover.

(d)                                 Medical and Dental Benefits.  The Company shall provide Dr. Irani with medical benefits coverage that is no less favorable to him in any respect than the medical benefits coverage then provided by the Company to any other retiree who qualifies for such benefits, and with dental benefits coverage no less favorable to him in any respect than the dental benefits coverage then provided to the Company’s regular salaried employees.  In addition, the Company shall provide Dr. Irani’s spouse with medical benefits coverage that is no less favorable to her in any respect than the medical benefits coverage then provided by the Company to any other spouse of a retiree who qualifies for such benefits coverage, and with dental benefits coverage no less favorable to her in any respect than the dental benefits coverage then provided to spouses of regular salaried employees.  The Company shall maintain such benefits coverage for Dr. Irani and Dr. Irani’s spouse for the rest of their lives.  If the Company terminates the benefits under either its retiree medical plan or its dental plan for its regular salaried employees, the Company shall nonetheless continue to provide Dr. Irani and his spouse with benefits coverage that is no less favorable to them (including, without limitation, with respect to the cost to Dr. Irani and/or his spouse) than the coverage that was being provided immediately prior to such termination. A copy of the Summary Plan Description for the Company’s Retiree Medical Plan, the Occidental Petroleum Corporation Insured Medical Plan, and the dental plan for the Company’s regular salaried employees, in each case as currently in effect, have each been provided to Dr. Irani under separate cover.  Notwithstanding anything to the contrary in this Section 3(d), Dr. Irani will pay all premiums and medical and dental expenses (such as co-pays, deductibles and other out-of-pocket costs) related to the medical and dental benefits coverage described in Section 3(d), but only to the extent that other retirees (and their spouses) who receive such benefits coverage are required to pay for such premiums, expenses and costs.

(e)                            Legal Expenses.  Except as provided in Section 20 of this Agreement or in the Indemnification Agreements described in Section 9 of this Agreement, the Company shall, promptly upon receipt of appropriate supporting documentation, pay directly (or reimburse) any legal fees and expenses incurred by Dr. Irani excepting only for matters of a purely personal nature (i.e., not related to the Company or Company-related matters), such payment (or reimbursement) to include, without limitation, legal fees and expenses incurred by Dr. Irani in connection with the negotiation and documentation of this Agreement (including any related ancillary documents and agreements).  The Parties agree that any such payment (or reimbursement) for legal services performed during 2013 in respect of the negotiation and documentation of this Agreement (including any ancillary documents and agreements) is properly treated as a non-taxable “working condition fringe” under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company agrees to report any such payment on a basis consistent with such payment being treated as a “working condition fringe.”  The Company’s obligation under this Section 3(e) shall extend for Dr. Irani’s life, and, if later, until the complete disposition of all claims relating to Dr. Irani’s activities with respect to the Company.

(f)                                   Life Insurance.  The Company shall, at its sole expense and for the remainder of Dr. Irani’s life, continue to maintain insurance policies that provide Dr. Irani with life insurance coverage in an aggregate amount of at least $5,700,000; provided that Dr. Irani shall be responsible for any income taxes attributable to imputed income on maintaining such coverage.  The benefits payable under such coverage shall be paid directly to Dr. Irani’s designated beneficiaries under the Company’s Senior Executive Survivor Benefit Plan, the Senior Executive Supplemental Life Insurance Plan (as currently provided in beneficiary designations dated July 26, 1991) and the John Hancock policy that has been supplied to Dr. Irani under separate cover, which designated beneficiaries Dr. Irani may change at his option.  Copies of the policies, and other documentation, under which such coverage is currently provided have been provided to Dr. Irani under separate cover.  No life insurance policy relating to the split dollar life insurance arrangement referred to in Section 9(c) below shall be treated as satisfying any part of the Company’s obligation under this Section 3(f).

(g)                                 Directors’ and Officers’ Liability Insurance.  For the remainder of his life and thereafter until all claims that would otherwise be covered are wholly time-barred, Dr. Irani shall be entitled to directors’ and officers’ liability insurance coverage, provided at the Company’s sole expense, that is no less favorable to Dr. Irani in any respect than the coverage then provided to any present or former officer or director of the Company.  During Dr. Irani’s lifetime, the aggregate coverage shall in no event be less than $100 million.

(h)                                 Welfare Benefits.  Dr. Irani shall be entitled to the medical, dental, and other welfare benefits that are specified in this Agreement.

4.                                      Normal Compensation Through Separation Time.  Within one business day after the Separation Time, the Company shall pay to Dr. Irani the sum of any unpaid portion of the $1,300,000 in base salary that is due to him for calendar year 2013 plus $875,000 (in full satisfaction of all of Dr. Irani’s earned and unused vacation time through the Separation Time); plus $46,459.40 (as a reimbursement owed for Dr. Irani’s advance payment of premiums for the life insurance described in Section 3(f) above); plus reimbursement of all appropriately-documented business expenses that the Company has not already reimbursed prior to the Separation Time and that Dr. Irani reasonably incurred during his employment with the Company up through the Separation Time, not to exceed $20,000 in the aggregate.

5.                                      Executive Incentive Compensation Plan Award.  In full satisfaction of any rights that Dr. Irani might otherwise have had under the Company’s Executive Incentive Compensation Plan (the “EICP”) for 2013 (his “2013 EICP Award”), the Company shall pay Dr. Irani in cash the Financial Objectives (as defined in the EICP) (earnings per share) portion of the amount he would have received for calendar year 2013 under the EICP if he had remained employed by the Company through the payment date of this 2013 EICP Award, and in return Dr. Irani waives any right he might otherwise have to receive any Personal Objectives  (as defined in the EICP) portion of his 2013 EICP Award.  The Parties agree that the target amount of the Financial Objectives (earnings per share) portion of Dr. Irani’s 2013 EICP Award is $1,500,000.  However, the actual payout amount of such award will be based on the Company’s actual 2013 financial performance, determined on a basis no less favorable to Dr. Irani than to any continuing senior executive of the Company.  Dr. Irani’s award will be paid at the same time as such awards are paid to the Company’s senior executives generally, but in no event later than March 14, 2014.  Any cash amount due to be paid, or paid, under this Section 5 shall be wholly non-forfeitable except to the extent otherwise required by applicable law.  A copy of the EICP Plan has been supplied to Dr. Irani under separate cover, and the EICP Plan will be applied to the Financial Objectives (earnings per share) portion of Dr. Irani’s 2013 EICP Award no less favorably than to any continuing senior executive of the Company.

6.                                      Separation Payment.  In consideration of Dr. Irani’s promises in this Agreement and in full settlement of Dr. Irani’s claims for the lump-sum severance amount under the Employment Agreement, the Company will pay Dr. Irani $14,000,000, except to the extent described in Section 8 below, in a single lump-sum payment (the “Separation Payment”) on January 15, 2014.

7.                                      Performance Awards.  The Long-Term Incentive Awards (as defined below) shall remain in full force and effect and will be paid in accordance with their terms, except as modified by this Agreement.  Dr. Irani acknowledges that the only long-term or equity-based incentive awards that he has received from the Company and that will remain outstanding, and unpaid, after the Separation Time are the Total Shareholder Return Incentive Awards (“TSR Awards”) and the Restricted Stock Incentive Awards (“RSI Awards”, together with the TSR Awards, “Long-Term Incentive Awards”), that are described on Exhibit A and in the Company’s filings with the Securities and Exchange Commission.  Solely for purposes of determining Dr. Irani’s rights under those surviving awards, he shall be treated (a) no less favorably than any senior executive of the Company whose employment continues at the time of any such determination, and (b) as if his employment with the Company had continued indefinitely, except that in each case the benefits otherwise due to him shall be reduced as set forth in Exhibit A.  Each of the incentive and equity-based awards previously earned by, and/or paid out to, Dr. Irani (including, without limitation, both annual and long-term awards), as well as each of the Long-Term Incentive Awards, upon payout, shall be wholly non-forfeitable, and no claw back provision will apply to any of them, except (in each case) to the extent otherwise required by applicable law.

8.                                      Tax Withholdings and Other Tax Matters.  All payments and benefits provided under this Agreement shall be subject to legally required withholdings for taxes and shall be reported to taxing authorities as the Company determines to be required.  To the extent that any such legally required withholdings cannot be satisfied by withholding from the payments and benefits to which they apply, Dr. Irani authorizes the Company to make such withholdings from other cash payments, if any, that may be due him, or, at the request of the Company, shall pay to the Company the amount of such withholdings.  In the event that the Company is challenged on its treatment of any payments under this Agreement, Dr. Irani agrees that he will provide the Company with a completed and executed Form 4669, Statement of Payments Received, so that the Company can seek abatement of federal income taxes.  Dr. Irani understands and agrees that (by operation of Section 9(a) below) he has fully released and waived any right to any tax gross-up payments that arises under Section 8 or 12 of his Employment Agreement.  Dr. Irani submitted his resignation as a director, effective May 15, 2013, and ceased serving as an executive of the Company.  Dr. Irani acknowledges that (a) the Company has not made any representations to him about any individual tax consequences that may arise by virtue of any payment or benefit, including in-kind benefits, provided under this Agreement, including, but not limited to, the applicability of Section 409A of the Code (“Section 409A”), and (b) he has consulted or will consult with his own tax advisors as to any such tax consequences.  While the Parties intend that all payments and benefits, including in-kind benefits, under this Agreement shall comply with, or be exempt from, Section 409A, the Company does not guarantee Dr. Irani any tax consequences with respect to such payments or benefits.  Because Dr. Irani is a “specified employee” as defined by Section 409A, no payment, provision of in-kind services, or reimbursement under this Agreement or otherwise that is considered deferred compensation subject to Section 409A and that is payable on account of his “separation from service,” or the termination of his employment, may be paid or provided until the first business day that is the earlier of (x) six (6) months and one (1) day after his “separation from service” and (y) the date of Dr. Irani’s death.  The Company will deduct from the gross amount of $14,000,000 that is due to Dr. Irani in January 2014 under Section 6: (A) $575,000, which represents the estimated pre-tax value of benefits and services described in Sections 3(b)(ii)(z) and 3(b)(iv) for the period from the Separation Time through June 30, 2014, and (B) applicable tax withholding on $14,000,000, with the result that the net payment to Dr. Irani in January 2014 will be $6,767,529.64.  On the earlier of July 1, 2014, and the date of Dr. Irani’s death, the Company will pay Dr. Irani (i) $461,710, less applicable tax withholding, and (ii) the unused portion of $70,000 attributable to IT set-up and support described in Section 3(b)(iv) and any portion of the $43,290 deduction cushion that is not used to pay for benefits for which Dr. Irani is required to pay under this Agreement.  No payment under clause (ii) of the preceding sentence shall be subject to further tax withholding.  A detailed work sheet supporting the provisions set forth in the two previous sentences has been supplied to Dr. Irani under separate cover.  The Parties agree that any payment under Section 3(b)(iii) above that would otherwise be due prior to July 1, 2014, shall instead be delayed until, and paid on, the earlier of July 1, 2014, and the date of Dr. Irani’s death.  In providing any reimbursement or in-kind benefit pursuant to this Agreement, the Company shall comply with the applicable requirements of Treas. Reg. § 1.409A-3(i)(1)(iv) (and any successor provision, as well as any analogous provision of state or local law), including but not limited to Sections 17501 and 17508.2 of the California Revenue & Taxation Code. For this purpose, (i) the amount of any such expenses reimbursed, or of in-kind benefits provided, in one calendar year shall not affect the amount of expenses reimbursed, or in-kind benefits provided, in any other year, (ii) payment of any such reimbursement shall be made promptly, but in any event no later than by the last day of the calendar year next following the calendar year in which the expense was incurred and (iii) the right to any such reimbursement or in-kind benefit shall not be subject to liquidation or exchange for any other benefit.  Notwithstanding anything in this Agreement or elsewhere to the contrary, Dr. Irani shall have no duties in 2014 or thereafter that are inconsistent with his having had a “separation from service” prior to 2014.  For purposes of Section 409A and of any analogous provision of state or local law, including but not limited to Sections 17501 and 17508.2 of the California Revenue & Taxation Code, Dr. Irani’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments.  The Company agrees to make all payments, and provide all benefits, at the time and in the manner provided in and under this Agreement.  The Parties further agree to cooperate with respect to the timing and manner of payments and benefits under this Agreement to the end that such payments and benefits either comply with, or are exempt from, Section 409A, and the Company agrees not to report any income to Dr. Irani as subject to “additional tax” under Section 409A, or under analogous provisions of State or local laws, without first making a good-faith determination that such reporting is required and then providing advance notice to Dr. Irani of such characterization and making Company representatives and advisors available to Dr. Irani and his advisors to discuss the matter.

9.                                      Status of Related Agreements.  The Company represents that it has diligently searched all files and other data repositories that are within its custody or control, including personnel, executive compensation and benefits and legal files, where it would be reasonably likely to find the following types of materials: any written plan, program, agreement or arrangement of the Company or any of its Related Entities under which Dr. Irani could be entitled to payments or benefits after the Separation Time (collectively “Company Arrangements”), and that there are no such Company Arrangements within such custody or control, other than those whose status is expressly addressed in this Agreement.  Dr. Irani confirms that his financial adviser has diligently searched all files and other data repositories that are within his custody or control where it would be reasonably likely to find any Company Arrangement, and that there are no Company Arrangements within such custody or control, other than those whose status is expressly addressed in this Agreement.  Dr. Irani confirms that he personally has no files, including the files of his two current assistants, in which it would be reasonably likely to find Company Arrangements whose status is not expressly addressed in this Agreement. Any

Company Arrangement of which a copy is not currently in the Company’s custody or control, and whose status is not otherwise expressly addressed in this Agreement, shall be null and void as of the Separation Time.

(a)                                 Employment Agreement.  The Parties agree that the Employment Agreement shall be terminated, and be of no further force or effect, as of the Separation Time, except (i) to the extent otherwise expressly provided in this Agreement, and (ii) with respect to rights to payments or benefits accrued, but not yet paid or provided by the Company or its Related Entities, as of the Separation Time under Sections 7 (first sentence only), 8(e), 9 (first three sentences only) or 13(k) of the Employment Agreement.

(b)                                 Indemnification Agreements and Indemnification.  Dr. Irani and the Company acknowledge and agree that the Indemnification Agreements dated as of May 21, 1987 and August 22, 2002 (the “Indemnification Agreements”), which have been provided to Dr. Irani under separate cover, as well as the provisions of Section 13(k) of the Employment Agreement, shall each remain in full force and effect in accordance with their terms.

(c)                                  Split Dollar Life Insurance Agreement.  Dr. Irani and the Company acknowledge and agree that the Split Dollar Life Insurance Agreement dated October 31 1994, by and between the Company and Dale R. Laurance as Trustee of (x) The Ray R. Irani Children’s Insurance Trust of 1994, (y) The Ray R. Irani Grandchildren’s Insurance Trust of 1994 and (z) The Ray R. Irani Insurance Trust II of 1994, and Dr. Irani (the “Split Dollar Life Insurance Agreement”), and all ancillary related documentation, shall remain in full force and effect in accordance with their terms.

10.                               Mutual Releases.

(a)                                 Dr. Irani’s Release.  Except as otherwise expressly provided in this Agreement, Dr. Irani, on behalf of  himself and his affiliates, heirs, executors, agents, employees, administrators, assigns, and legal representatives (collectively, the “Dr. Irani Released Parties”) hereby irrevocably and unconditionally releases, waives and forever discharges the Company and its Related Entities, and each of their respective agents, representatives, officers, directors, employees, and benefit plans (and their sponsors, insurers, fiduciaries, or administrators) and any of their successors and assigns (collectively, the “Company Released Parties”), both individually and collectively, and to the maximum extent permitted by law, from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings, losses, costs, expenses, compensation and liabilities of whatever nature whatsoever, known or unknown, fixed or contingent (collectively, “Claims”), that Dr. Irani or any of the other Dr. Irani Released Parties has or may have or may claim to have against any of the Company Released Parties (x) that arise out of or relate to (A) Dr. Irani’s employment with, or services for, the Company and/or any of its Related Entities, or (B) the termination of such employment or services, or (y) (in the case of the Company and its Related Entities only) that arise by reason of any Claim whatsoever that Dr. Irani may have, or may have had, and that is based on facts existing from the beginning of time to  Dr. Irani’s execution and delivery of this Agreement; including, without limiting the generality of the foregoing, any such Claim arising out of, based upon, or relating to Dr. Irani’s tenure as an employee, officer or director of the Company or of any of its Related Entities.  Dr. Irani specifically and expressly releases any Claim described in the preceding sentence that arises out of or is based on: the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the Employee Retirement Income Security Act, as amended (“ERISA”); any provision of the California Labor Code; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination or constructive termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship or operating a publicly held business.  Notwithstanding the foregoing, the release granted under this Section 10(a) specifically excludes:

(i)                                    Any Claim that is based on rights as an owner or holder of securities of the Company or any of its Related Entities;

(ii)                                Any Claim for the violation of any federal, state, or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(iii)                            Any Claim that is based upon criminal misconduct, willful gross misconduct or deliberate fraud and that is raised on or before December 31, 2014;

(iv)                             Any Claim that is based on any act, omission, event or occurrence that occurs after the date that Dr. Irani executes and delivers this Agreement other than matters covered by the waiver and release set forth in Section 9(a); and

(v)                                 Any Claim that is based on rights arising under, or preserved by, this Agreement.

Dr. Irani agrees to promptly indemnify, and hold harmless, each of the Company Released Parties against any liability, cost or obligation with respect to any Claim that is covered by the release set forth in this Section 10(a) but is nonetheless raised by any of the Dr. Irani Released Parties against any of the Company Released Parties (including, without limitation, prompt payment of (or reimbursement for) any attorney’s fees or other charges incurred in defense of any such Claim).

(b)                                 The Company’s Release.  Except as otherwise expressly provided in this Agreement, the Company, on its own behalf and on behalf of each of the other Company Released Parties, hereby irrevocably and unconditionally releases, waives and forever discharges Dr. Irani and each of the other Dr. Irani Released Parties and each of their respective agents, representatives and employees, and any of their successors and assigns, from any and all Claims (x) that arise out of or relate to (A) Dr. Irani’s employment with, or services for, the Company and/or any of its Related Entities or (B) the termination of such employment or services, or (y) (in the case of the Company and its Related Entities only) that arise by reason of any Claim whatsoever that the Company or any of its Related Entities may have, or may have had, against any of the Dr. Irani Released Parties and that is based on facts existing from the beginning of time to the Company’s execution and delivery of this Agreement.  Notwithstanding the foregoing, the release granted under this Section 10(b) specifically excludes:

(i)                                    Any Claim for violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(ii)                                Any Claim that is based upon criminal misconduct, willful gross misconduct or deliberate fraud and that is raised on or before December 31, 2014;

(iii)                            Any Claim that is based on rights arising under, or preserved by, this Agreement; and

(iv)                             Any Claim that is based on any act, omission, event or occurrence that occurs after the date that the Company executes and delivers this Agreement.

The Company agrees to promptly indemnify, and hold harmless, each of the Dr. Irani Released Parties against any liability, cost or obligation with respect to any Claim that is covered by the release set forth in this Section 10(b) but is nonetheless raised by any of the Company Released Parties against any of the Dr. Irani Released Parties (including, without limitation, prompt payment of (or reimbursement for) any attorney fees or other charges incurred in defense of any such Claim).

11.                               No Admission of Liability.

(a)                                 Dr. Irani understands and agrees that this Agreement shall not in any way be construed as an admission by the Company of any unlawful or wrongful acts whatsoever against Dr. Irani or any other person or entity. The Company specifically disclaims any liability to, or wrongful acts against, Dr. Irani or any other person or entity.

(b)                                 The Company understands and agrees that this Agreement shall not in any way be construed as an admission by Dr. Irani of any unlawful or wrongful acts whatsoever against the Company or any other person or entity.  Dr. Irani specifically disclaims any liability to, or wrongful acts against, the Company and any other person or entity.

12.                               Waiver of Civil Code Section 1542.

(a)                                 The Parties each understand and agree that the releases provided herein extend to all Claims released or waived pursuant to Sections 5, 6, 8, 9, 10 and 13 of this Agreement, whether known or unknown, suspected or unsuspected.  The Parties each expressly waive and relinquish, to the fullest extent permitted by law, any and all rights he or it may have under California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b)                                 It is the intention of each Party to fully, finally and forever settle and release the Claims that are released or waived under Sections 5, 6, 8, 9, 10, 12(a) and 13 of this Agreement.

In furtherance of such intention, the releases in Sections 5, 6, 8, 9, 10, 12(a) and 13 of this Agreement shall be and remain in effect as full and complete releases of all matters covered by them notwithstanding the discovery of any additional claims or facts relating thereto.

13.                               Release of Federal Age Discrimination Claims by Dr. Irani. Dr. Irani hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, that he might otherwise have had against the Company or any of its Related Entities regarding any actions that occurred prior to the date that he executes and delivers this Agreement.

14.                               Rights Under the Older Workers Benefit Protection Act.  In accordance with the Older Workers Benefit Protection Act of 1990, Dr. Irani hereby is advised of the following:

(a)                                 Dr. Irani has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;

(b)                                 Dr. Irani has 21 calendar days from his receipt of this Agreement to consider it; and

(c)                                  Dr. Irani has 7 calendar days after signing and delivering this Agreement to revoke this Agreement, and this Agreement will not be effective until that revocation period has expired without his exercising his revocation right.  Dr. Irani agrees that in order to exercise his right to revoke this Agreement within such 7-calendar day period, he must do so in a signed writing delivered in accordance with Section 28 below, before the close of business on the 7th calendar day after he signs and delivers this Agreement.  Should Dr. Irani timely revoke his acceptance of this Agreement, the entire Agreement shall become null and void ab initio.

15.                               Confidential and Proprietary Information.  (a)  Dr. Irani (including his employees, affiliates, agents, and representatives) shall not, without the prior written consent of the Company, at any time after the Effective Date use, divulge, disclose or make accessible to any other person any Confidential Information of the Company or any of its Related Entities except (i) to the Company or any of its Related Entities, or to any authorized (or apparently authorized) agent or representative of any of them, (ii) in connection with performing duties, or providing services, for the Company or any of its Related Entities, including without limitation, as provided under Section 16 of this Agreement, (iii) when required to do so by law or by a court, governmental agency, legislative body, arbitrator, applicable stock exchange rule or regulation, or other person with apparent jurisdiction or authority to order him to divulge, disclose or make accessible such information, (iv) in the course of any proceeding arising out of or relating to this Agreement, including but not limited to any proceeding under Section 20 below, or (v) in confidence to an attorney or other professional under a confidentiality obligation for the purpose of securing professional advice.  In the event that Dr. Irani is required to disclose any Confidential Information pursuant to clause (iii) of the immediately preceding sentence, he shall (x) promptly give the Company notice that such disclosure is being (or may be) made and (y) cooperate with the Company, at its reasonable request and sole expense, in seeking to protect the confidentiality of the Confidential Information.  Dr. Irani represents and warrants that, on or promptly following the Separation Time, he will have used his best reasonable efforts to return all files, agreements, financial information and other property of the Company and its Related Entities in his possession or control as of the Separation Time (other than documents and information relating to the personal rights, benefits, obligations, and affairs of Dr. Irani, his affiliates, and his family), without retaining any electronic or hard copies thereof.

(b)                                 The Company and its Related Entities (including their officers, directors, employees, agents and representatives) shall not, without the prior written consent of Dr. Irani, at any time after the Effective Date, use, divulge, disclose or make accessible to any other person any Confidential Information of Dr. Irani except (i) to Dr. Irani, or to any of his authorized (or apparently authorized) agents or representatives (ii) when required to do so by law or by a court, governmental agency, legislative body, arbitrator, applicable stock exchange rule or regulation, or other person with apparent jurisdiction or authority to order that such Confidential Information be divulged, disclosed or made accessible, (iii) in the course of any proceeding arising out of or relating to this Agreement, including but not limited to any proceeding under Section 20 below, or (iv) in confidence to an attorney or other professional advisor under a confidentiality obligation for the purpose of securing professional advice.  In the event that the Company or any of its Related Entities is required to disclose any Confidential Information pursuant to clause (ii) of the immediately preceding sentence, the disclosing entity shall (x) promptly give Dr. Irani notice that such disclosure is being (or may be) made and (y) cooperate with the Dr. Irani, at his reasonable request and sole expense, in seeking to protect the confidentiality of the Confidential Information.

(c)                                  As used in Section 15(a) above, “Confidential Information” shall mean any and all confidential or proprietary information received, developed or used by the Company or any of its Related Entities, relating to their business, operations, employees, directors, officers, customers, suppliers or distributors, but shall not include any information that (i) has previously been disclosed to the public, or that is in the public domain, other than as a result of a breach of Section 15(a) above, or (ii) is known, or generally available, to the public or among those engaged in any trade or business conducted by the Company or any of its Related Entities, or (iii) relates to the personal rights, benefits or obligations of Dr. Irani, his affiliates, or his family.  As used in Section 15(b) above, “Confidential Information” shall mean any confidential, proprietary, or personal information relating to Dr. Irani, his affiliates, his family or his personal affairs, but shall not include any and all information that (x) has previously been disclosed to the public, or that is in the public domain, other than as a result of a breach of Section 15(b), above, or (y) is known, or generally available, to the public.

16.                               Cooperation.  For two years following the Separation Time, Dr. Irani agrees to make himself available, without additional monetary compensation, to make up to two business trips each year to the Middle East, to advance the interests of the Company, as reasonably requested by, and in the sole discretion of, the Company’s Chief Executive Officer.

17.                               Non-Disparagement.

(a)                                 Dr. Irani (including, without limitation, his employees, representatives and agents) shall not make any unfavorable, disparaging or negative comment, remark or statement, whether written or oral, about the Company or any of its Related Entities; provided, however, that any person or entity covered by this Section 17(a) may: make truthful statements required by law or applicable stock exchange rule or regulation; give truthful testimony before any court, governmental agency, arbitration panel, or similar person or body with apparent jurisdiction to require such testimony; and discuss such matters in confidence with Dr. Irani’s immediate family members, attorneys, and other professional advisors.

(b)                                 Neither the Company nor any of its Related Entities (including, without limitation, their directors, officers, employees, representatives and agents) shall make any unfavorable, disparaging or negative comment, remark or statement, whether written or oral, about Dr. Irani; provided, however, that any person or entity covered by this Section 17(b) may: make truthful statements required by law or applicable stock exchange rule or regulation; give truthful testimony before any court, governmental agency, arbitration panel, or similar person or body with apparent jurisdiction to require such testimony; and discuss such matters in confidence with the Company’s attorney(s) and other professional advisors.

18.                               Post-Employment Restrictions.  There shall be no contractual or similar restrictions on either Party’s activities after the Separation Time (including without limitation, restrictions enforceable by injunction, suits for damages, or forfeiture of rights or benefits), other than those expressly set forth in this Agreement.

19.                               Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of California, without giving effect to principles of conflict of laws, except that the Parties, do not agree to be bound by Civil Code Section 1717.  In the event of any conflict between the express terms of this Agreement and the laws of the State of California, the express terms of this Agreement shall control.

20.                               Arbitration.  Except as expressly excluded below, any Claim arising out of, or relating to, this Agreement, the subject matter addressed in this Agreement, Dr. Irani’s employment with, or services for, the Company or any of its Related Entities, or the termination thereof, including any claim as to arbitrability or any Claim for alleged discrimination, harassment, or retaliation in violation of any federal, state or local law (collectively, “Covered Claims”), shall be resolved by final and binding arbitration.  Claims that are not subject to arbitration under this Section 20 are limited specifically to Claims for workers’ compensation and unemployment compensation; Claims that the Parties may not lawfully agree in advance to resolve by arbitration; and Claims relating to any ERISA or other benefit plan that are subject to a different alternative dispute resolution procedure.  In addition, this Section 20 does not allow any person or entity to bring claims in arbitration that would not be cognizable under applicable law.  The arbitration shall be held under the auspices of JAMS in accordance with JAMS then-current Employment Arbitration Rules and Procedures (available at www.jamsadr.com/rules-clauses).  Judgment on the award may be entered in any court having jurisdiction.  The arbitration shall be conducted before a single neutral arbitrator.  The arbitration shall take place in Los Angeles, California.  The arbitrator shall make a written award and shall prepare a written opinion containing the findings and conclusions on which the award was based.  The Company shall pay all costs that are unique to arbitration, including the costs and fees of JAMS and the arbitrator.  Each party to any arbitration under this Section 20 shall pay for its own attorney’s fees and other costs that are not unique to the arbitration (i.e., costs that each party would incur if the claim(s) were litigated in a court).  However, and not withstanding anything elsewhere to the contrary, the Company shall pay, promptly upon receipt of appropriate supporting documentation, any expenses (including, without limitation, legal fees and other charges of counsel) incurred either prior to, or in, any arbitration under this Section 20 by any Dr. Irani Released Party in connection with defending against, or pursuing, any Covered Claim, subject to prompt repayment by such Dr. Irani Released Party in the event that such Dr. Irani Released Party is found, through arbitration pursuant to this Section 20, not to have prevailed with respect to such Covered Claim.  The Parties agree that the provisions of Section 1717 of the California Civil Code shall not apply to any arbitration under this Section 20.  The existence and subject matter of any arbitration proceeding under this Section 20, including any settlement or award thereunder, shall remain confidential and be subject to Section 15 of this Agreement. In entering into this Agreement, both Parties are waiving any right to a trial by judge or jury.

21.                               Severability.  If any of the provisions of this Agreement (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired or affected, it being intended that all of the provisions of this Agreement shall be enforceable to the fullest extent permitted by law.

22.                               Entire Agreement.  This Agreement, together with the attachments hereto, represents the sole and entire agreement among the Parties and, except as expressly provided herein, supersedes all prior agreements, negotiations and discussions among the Parties with respect to the subject matter contained herein.

23.                               Representations.  (a) The Company represents and warrants that (i) it is fully authorized by action of its board of directors (and of any other person or body whose action is required) to enter into this Agreement (on its own behalf and on behalf of its Related Entities) and to perform its obligations under it, (ii) the execution and delivery of this Agreement by the Company, and the performance of this Agreement by the Company and its Related Entities, does not violate any applicable law, regulation, order, judgment or decree, or any agreement, arrangement, or plan to which any of them is a party or by which any of them is bound, or any of their respective certificates of incorporation, bylaws, or other governing documents, and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Company and its Related Entities, enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)                                 Dr. Irani represents and warrants that (i) delivery and performance of this Agreement by him does not violate any law or regulation applicable to Dr. Irani, (ii) delivery and performance of this Agreement by him does not violate any applicable order, judgment or decree, or any agreement to which Dr. Irani is a party or by which he is bound, and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of Dr. Irani, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

24.                               Waiver.  No waiver by any of the Parties at any time of any breach of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provision or condition at the same time or at any prior or subsequent time.  To be effective, any waiver must be expressly set forth in a writing that is signed by (or on behalf of) the person or entity granting the waiver.

25.                               Amendment.  This Agreement may be modified or amended only if such modification or amendment is set forth in a writing that is signed by a duly authorized representative of each Party and that expressly identifies the provisions of this Agreement that are being modified or amended.

26.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.  Signatures delivered by facsimile (including, without limitation, by “pdf” attachment to an email) shall be effective for all purposes.

27.                               Assignability; Binding Nature.  (a)  This Agreement shall be binding upon and inure to the benefit of Dr. Irani, the Company and its Related Entities, and each of their respective successors, heirs and beneficiaries (in the case of Dr. Irani), and permitted assigns.

(b)                                 No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights and obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Company is not the continuing entity, or a sale or liquidation of all or a substantial portion of the business and assets of the Company, provided that the assignee or transferee is the successor to all or a substantial portion of all of the business and assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement.  In the event of any merger, consolidation, other combination, sale of business and assets, or liquidation described in the previous sentence, the Company shall use its best reasonable efforts to cause the assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company hereunder.

(c)                                  No rights or obligations of Dr. Irani under this Agreement may be assigned or transferred by Dr. Irani other than his rights to compensation and benefits.  Dr. Irani’s rights to compensation and benefits may be transferred only by will, by operation of law, or as provided in this Agreement or the following sentence.  Dr. Irani shall be entitled, to the extent permitted under applicable law and any applicable benefit plan, insurance plan, or other Company Arrangement, to select and change a beneficiary or beneficiaries to receive any compensation or benefit that is paid/provided following Dr. Irani’s death by giving written notice thereof to the Company, provided that any such selection or change is documented by any applicable Company Arrangement.  In the event of Dr. Irani’s death or a judicial determination of his incompetence, references in this Agreement to Dr. Irani shall be deemed, where appropriate, to refer to his beneficiary, estate, executor(s) or other legal representative(s).

28.                               Notice.  All notices, requests, demands, claims or other communications given to any person or entity in connection with this Agreement shall be in writing and shall be deemed to have been duly given to such person or entity (a) if personally delivered (including, but not limited to, by messenger or courier) or (b) if given by first class, certified or registered mail, or by Federal Express or other similar overnight service.  Notices, requests, demands, claims and other communications delivered to outside counsel shall not constitute duly given notice to any Party:

If to Dr. Irani:	To his principal office, and to his principal residence, in each case as reflected in the Company’s records.

With a copy to:	Morrison Cohen LLP
909 3rd Avenue, 27th Floor
New York, NY 10022
Attn: Robert M. Sedgwick, Esq.

And a copy to:	Gibson, Dunn & Crutcher
2029 Century Park East
Los Angeles, CA 90067-3026
Attn: Scott A. Edelman

If to the Company or any of its Related Entities:	Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024
Attn: General Counsel

And to:	Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024
Attn: Executive Vice President, Human Resources

If to the spouse, an heir, a beneficiary, or a personal representative of Dr. Irani:	The address most recently specified by Dr. Irani, the spouse, the heir, the beneficiary or the personal representative, and if no address has been so specified, to Dr. Irani.

Such addresses may be changed, from time to time, by means of a notice given in accordance with this Section 28.

29.                               Payments.  Except as otherwise expressly provided in this Agreement, any cash payment to, or for the benefit of, Dr. Irani shall be made by direct deposit of same day funds to the bank account, and entity, that he (or any of his authorized representatives) has most recently designated to receive such payment.  Dr. Irani shall notify the Company of any change in his payment entities, or his designated bank accounts, in accordance with Section 28.

30.                               Miscellaneous Provisions.

(a)                                 Each Party represents that such Party has read this Agreement and adequately fully understands its terms; has conferred with such Party’s attorneys about this Agreement; and has executed this Agreement without coercion or duress of any kind.

(b)                                 Both Parties have participated in the drafting of this Agreement with the assistance of counsel.  The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any Party, person or entity.  Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender.  The captions of the sections and sub-sections of this Agreement and of its Exhibits are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

(c)                                  Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day.  All references to “business day” mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Los Angeles, California.  Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

(d)                                 Each Party will, upon reasonable request and subject to such reasonable conditions as such Party may reasonably establish, cooperate promptly in the execution of any and all other documents, and in the completion of any additional actions, that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

(e)                                  In the event of any conflict between any provision of this Agreement and the provisions of any other Company Arrangement that survives application of Section 9 above, the provisions of this Agreement shall control unless the person or entity who benefits from the application of this Section 30(e) agrees to waive such control in a writing that expressly identifies the provision(s) of this Agreement whose control such person or entity is waiving.

(f)                                   Dr. Irani shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company or its Related Entities under this Agreement, and, unless explicitly provided in this Agreement, there shall be no offset against amounts or benefits due Dr. Irani under this Agreement or otherwise on account of (x) any Claim that the Company or any of its Related Entities may have against him (other than for applicable tax withholdings) or (y) any remuneration or other benefit earned or received by Dr. Irani either before or after the Separation Time.  Any amounts and benefits due under this Agreement are considered to be reasonable by the Parties and are not in the nature of a penalty.

[SIGNATURES ON NEXT PAGE]

EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND, WITH RESPECT TO DR. IRANI, HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES RELEASES OF ALL KNOWN AND UNKNOWN CLAIMS TO THE EXTENT SET FORTH IN SECTIONS 10 AND 12 THROUGH 14 ABOVE.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.

Dr. Irani	/s/ R R Irani
DR. RAY R. IRANI

Signed: December 20, 2013

The Company	OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Steve Chazen
Stephen I. Chazen
President & Chief Executive Officer
Signed: December 20, 2013

This Agreement was provided to you to review on December 20, 2013.  You have 21 days from such date to consider this Agreement, to discuss it with an attorney if you choose and to decide whether to sign this Agreement.  If you sign and return this Agreement, it will bind both you and the Company unless you revoke it as provided in Section 14.

Exhibit A

Outstanding Long-Term Incentive Awards

Separation Time/Date of Forfeiture Event (as defined in the applicable Terms and Conditions):

December 31, 2013

Total Shareholder Return Incentive Awards

Grant Date	Performance Shares Granted	Number of Performance Period Days Remaining	Number of Days in Performance Period	Reduction Fraction	Forfeited Performance Shares	Performance Period End Date
7/13/2011	174,809	181	1,096	181 / 1096	28,869	June 30, 2014
7/11/2012	212,842	546	1,095	546 / 1095	106,129	June 30, 2015

Restricted Stock Incentive Award

Grant Date	Shares of Restricted Stock Granted	No. of Vesting Period Days Remaining	Days in Vesting Period	Reduction Fraction	Forfeited Restricted Stock Shares	Vesting Date
7/13/2011	48,558	193	1,096	193 / 1096	8,550	July 12, 2014
7/11/2012	59,123	556	1,095	556 / 1095	30,020	July 10, 2015